Exhibit 4.1

STATION CASINOS LLC

Company

NP BOULDER LLC

NP PALACE LLC

NP RED ROCK LLC

NP SUNSET LLC
NP DEVELOPMENT LLC
NP LOSEE ELKHORN HOLDINGS LLC

Guarantors

SENIOR NOTES DUE 2018

INDENTURE

Dated as of January 3, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	13.03
(c)	13.03
313 (a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314 (a)	4.03; 13.02; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	13.01
(b)	N.A.
(c)	13.01

N.A.  means not applicable.

*  This Cross-Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Certificate of Transfer
Exhibit C	-	Form of Certificate of Exchange
Exhibit D	-	Form of Notation of Guaranty
Exhibit E	-	Form of Supplemental Indenture

INDENTURE dated as of January 3, 2012 among Station Casinos LLC, a Nevada limited liability company, the Guarantors (as defined) and Wells Fargo Bank, National Association, a national banking association, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Senior Notes due 2018 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person’s Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

“Additional Interest” means all amounts, if any, payable pursuant to the provisions relating to Additional Interest described in the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, the term “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative of the foregoing. None of the Initial Purchasers of the Notes in any offering, the Initial Noteholders nor any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Aliante Management Agreement” means that certain Management Agreement, dated as of November 1, 2011, between the Company and Aliante Gaming, LLC.

“Aliante Letter Agreement” means that certain letter agreement, dated as of June 16, 2011, between the Company and FE Propco Management LLC.

“Aliante Transition Services Agreement” means that certain Transition Services Agreement, dated as of June 16, 2011, between the Company and Aliante Gaming, LLC.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1)           an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged into, or with any Obligor or Restricted Subsidiary of an Obligor, or

(2)           the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a “disposition”) by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of:

(1)           any property or assets of any Obligor (other than Capital Stock of any Unrestricted Subsidiary) to the extent that any such disposition is not in the ordinary course of business of such Obligor, or

(2)           any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary), other than, in both cases:

(A)          any disposition to the Company,

(B)           any disposition to any Obligor or Restricted Subsidiary,

(C)           any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with Section 4.07 hereof,

(D)          any transaction or series of related transactions resulting in Net Cash Proceeds to such Obligor of less than $15 million,

(E)           any transaction that is consummated in accordance with Article V hereof,

(F)           the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

(G)           any Permitted Lien or any other pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by this Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

(H)          a disposition of assets constituting a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 hereof,

(I)            transfers of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Board, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries),

(J)            sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries,

(K)          any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business,

(L) sale or other disposition of cash or Cash Equivalents, or

(M) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of the Company’s or any Restricted Subsidiary’s business.

“Bank Credit Agreement” means the credit facility provided to the Company pursuant to the Credit Agreement, dated as of June 16, 2011, by and among the Company, the financial institutions from time to time named therein, and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, and Deutsche Bank Securities Inc. and J.P.Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors or other purchasers), modified, substituted or otherwise restructured (including, but not limited to, the inclusion of additional borrowers thereunder), in whole or in part from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Bank Credit Agreement” shall include agreements in respect of Interest Swap Obligations and other Hedging Obligations with lenders party to the Bank Credit Agreement or their Affiliates.

“Bankruptcy Law” means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

“Board” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors (or any committee thereof duly authorized to act on behalf of such board) or other similar governing body of the controlling general partner of the partnership; (3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing member, members or managers thereof; and (4) with respect to any other Person, the board or committee or other body of such Person serving a similar function.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and

(2)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.  The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

“Cash Equivalents” means:

(1)           Government Securities;

(2)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 12 months from the date of acquisition thereof by the Company or any Restricted Subsidiary and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $500,000,000, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(4)           investments in commercial paper maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(5)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) and (3) above and entered into with a commercial bank described in clause (3) above; and

(6)  Investments in money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940,

(ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Casino” means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Permitted Holder,

(2)           the adoption, or, if applicable, the approval of any requisite percentage of the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company, or

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than in connection with any transaction or transactions in which the Company shall become the wholly owned Subsidiary of a parent company and, thereafter, the foregoing shall instead apply to such parent company.

“Clearstream” means Clearstream Banking, S.A.

“Company” means Station Casinos LLC, a Nevada limited liability company, and any and all successors thereto that become party to this Indenture in accordance with its terms.

“Consolidated Coverage Ratio” means, with respect to any Person on any Determination Date, the ratio of:

(1)           Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to such date for which internal financial reports are available ended not more than 135 days prior to such date, to

(2)           Consolidated Interest Expense during such period (other than non-cash Consolidated Interest Expense attributable to the Notes and loans under the Bank Credit Agreement);

provided, that the Consolidated Coverage Ratio shall be calculated giving pro forma effect as of the beginning of the applicable period, to any Asset Acquisition, Incurrence, repayment or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, Asset Sale, designation of an Unrestricted Subsidiary as a Restricted Subsidiary or designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date.

In making such computation, Consolidated Interest Expense:

(1)           attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period (except that such interest on Indebtedness, to the extent covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements), or

(2)           attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

It is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements.  For avoidance of doubt, any action taken or not taken in compliance with a covenant in this Indenture which is based upon or made in reliance on a computation of the Consolidated Coverage Ratio by the Company based on such internal or publicly reported financial statements shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

For purposes of calculating Consolidated EBITDA and Consolidated Interest Expense of the Company for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the “Measurement Period”), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDA and Consolidated Interest Expense,

(1)           any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

(2)           any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

(3)           if the Company or any Restricted Subsidiary shall have in any manner

(A)          acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) any operating business or commenced operation of any Project during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, or

(B)           disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business or operation of such Project, all such transactions had been consummated or effected on the first day of such Measurement

Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that (i) such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (6) of the definition of Consolidated Net Income and (ii) such pro forma adjustment shall give effect to any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the 12-month period following the consummation of the transaction, in the reasonable judgment of the chief financial officer or chief accounting officer of the Company (to the extent such expense or cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto), provided that such adjustments are set forth in an officer’s certificate signed by the chief financial officer or chief accounting officer of the Company which states (A) the amount of such adjustment or adjustments, (B) that such adjustment or adjustments are based on the reasonable good faith belief of the Company at the time of such execution and (C) that any related incurrence of Indebtedness is permitted pursuant to this Indenture; and

(4)           any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

Notwithstanding anything to the contrary contained herein, for purposes of determining the Consolidated Coverage Ratio for any period ending prior to the quarterly period ending June 30, 2012, the Consolidated Coverage Ratio shall be calculated based on an annualized amount of Consolidated EBITDA determined (a) if based on the financial quarter ended September 30, 2011, by multiplying Consolidated EBITDA for such period by 4; (b) if based on the two financial quarters ended December 30, 2011, by multiplying Consolidated EBITDA for such period by 2; and (c) if based on the three financial quarters ended March 30, 2012, by multiplying Consolidated EBITDA for such period by 1 1/3.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of:

(1)           the Consolidated Net Income of such Person for such period, plus

(2)           to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication:

(A)          all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business),

(B)           the Consolidated Interest Expense of such Person for such period,

(C)           depreciation and amortization expense (including the amortization of deferred financing charges) and any amortization or write-off of goodwill or other intangible assets and depreciation expense for such Person and its Restricted Subsidiaries for such period,

(D)          all other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries reducing such Consolidated Net Income for such period,

other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period,

(E)           any net after-tax losses from all sales or dispositions of assets outside of the ordinary course of business,

(F) any net after-tax extraordinary or non-recurring losses and losses on early extinguishment of debt,

(G) any losses attributable to Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (7) of Permitted Indebtedness,

(H) payments made in cash to the Company or any Restricted Subsidiary by any Unrestricted Subsidiary to reimburse expenses pursuant to the Management Agreements or the Cost Allocation Agreements,

(I) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock plans and other equity compensation arrangements,

(J) Transaction Costs for such period,

(K) all non-cash losses from investments recorded using the equity method, less

(3)           (A) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, (B) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period and (C) distributions made by the Company to the Holding Companies during such period pursuant to clause (13) under Section 4.07, plus

(4)           pre-opening expenses, plus

(5) the New Property EBITDA for such period of any New Property, to the extent not subsequently sold, transferred or otherwise disposed of by the Company or the Restricted Subsidiary that owns such New Property, plus

(6) cash restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities) incurred after the Effective Date and unusual or non-recurring charges (other than pre-opening expenses), including severance, relocation and costs and curtailments or modifications to pension and post-retirement employee benefit plans; provided that the aggregate amount added-back pursuant to this clause (6) with respect to any period shall not exceed 2.5% of Consolidated EBITDA for such period, plus

(7)  Company Tax Payments paid or accrued for such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries paid or accrued during such period (including the interest component of any deferred payment obligations,

the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations or Interest Swap Obligations); provided, however, that Consolidated Interest Expense shall not include either (x) amortization or write-offs of deferred financing costs related to the original issuance of the Notes or any financing consummated prior thereto, or (y) write-offs relating to termination of interest rate swap arrangements related to the original issuance of the Notes, and

(2)           the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

(3)           any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries, and

(4)           the product of:

(a)           all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock); provided that with respect to any series of preferred stock that did not pay cash dividends during such period but that is required to pay cash dividends during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of preferred stock during the period of accrual for purposes of this clause (4); times

(b)           a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person on any Determination Date, the ratio of (a) the aggregate amount of consolidated Indebtedness (or, in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of such Person and its Restricted Subsidiaries as of such Determination Date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date (the “Reference Period”), provided that:

(1)     if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(2)     if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Reference Period, or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis, after giving effect to such repayment, repurchase, defeasement or discharge;

(3)     if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for the Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for the Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for the Reference Period;

(4)     if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or other acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

(5)     if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, Consolidated EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company.  Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company, as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or disposition or operational change to the extent such adjustments, without duplication, continue to be applicable to the relevant four-quarter period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and (y) such actions are reasonably expected to be taken no later than 12 months after the relevant transaction.

For purposes of this definition, in calculating Consolidated EBITDA and the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, Consolidated EBITDA and Indebtedness attributable to discontinued operations will be excluded.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period (taking into account any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of twelve months).

If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four quarters subject to the pro forma calculation to the extent such Indebtedness was Incurred for working capital purposes.

Notwithstanding anything to the contrary contained herein, for purposes of determining the Consolidated Leverage Ratio for any period ending prior to the quarterly period ending June 30, 2012, the Consolidated Leverage Ratio shall be calculated based on an annualized amount of Consolidated EBITDA determined (a) if based on the financial quarter ended September 30, 2011, by multiplying Consolidated EBITDA for such period by 4; (b) if based on the two financial quarters ended December 30,

2011, by multiplying Consolidated EBITDA for such period by 2; and (c) if based on the three financial quarters ended March 30, 2012, by multiplying Consolidated EBITDA for such period by 1 1/3.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)           net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

(2)           net after-tax extraordinary or non-recurring gains or losses and losses on early extinguishment of debt,

(3)           the effect of marking to market Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (7) of Permitted Indebtedness,

(4)           the cumulative effect of a change in accounting principles,

(5)           any net income of any other Person if such other Person is not a Subsidiary and is accounted for by the equity method of accounting, except that such Person’s equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash and the fair market value of property actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company due to the restrictions set forth in clause (6) below),

(6)           any net income of any Restricted Subsidiary that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that:

(A)          such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(B)           such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(7)           any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

(8)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

(9)           in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets,

(10)         non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock plans and other equity compensation arrangements,

(11)         the net income (but not loss) of any Unrestricted Subsidiary, except that the Company’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution;

(12) payments made in cash to the Company or any Restricted Subsidiary by any Unrestricted Subsidiary pursuant to the Management Agreements or the Cost Allocation Agreements, and

(13) payments made by the Company or Restricted Subsidiary to an Unrestricted Subsidiary pursuant to the Subsidiary Tax Sharing Agreement;

provided further that Consolidated Net Income shall be reduced by all Corporate Expense Payments and Company Tax Payments paid or accrued for such period.

“Consolidated Net Tangible Assets” means, as of any Determination Date, the total amount of assets that would appear on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently completed fiscal quarter for which financial statements are available, less the sum of (i) the goodwill, net, and other intangible assets and (ii) all current liabilities (other than any current portion of long-term Indebtedness), in each case as they would appear on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently completed fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Core Businesses” means (a) the gaming, card club, racing, sports, entertainment, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and (b) any of the types of pre-existing businesses being operated on land acquired (whether by purchase, lease or otherwise) by an Obligor, or similar types of businesses conducted by such Obligor after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by such Obligor for the purpose, determined in good faith by the Company, of ultimately conducting a business or activity described in clause (a) above at some time in the future.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Cost Allocation Agreements” means the Opco Cost Allocation Agreement, the Landco Cost Allocation Agreement and the GVR Cost Allocation Agreement.

“Credit Facilities” means, with respect to any Obligor, one or more debt facilities (including, without limitation, the Bank Credit Agreement), indentures or commercial paper facilities with any combination of banks, other institutional lenders or other institutional lenders or accredited or institutional investors, providing for revolving credit loans, term loans, terms debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors), modified, substituted or otherwise restructured (including, but not limited to, the inclusion of additional borrowers thereunder), in whole or in part from time to time by the same or different institutional investors or other purchasers. Without limiting the generality of the foregoing, the term “Credit Facilities” shall include agreements in respect of Interest Swap Obligations and other Hedging Obligations with lenders party to the Credit Facilities or their affiliates.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Determination Date” means, with respect to any calculation, the date on or as of which such calculation is made in accordance with the terms hereof.

“Disclosure Statement” means that certain “Disclosure Statement” in respect of Old Opco and certain of its affiliates and the Plan of Reorganization described therein in the form approved by the Bankruptcy Court on July 29, 2010 (including all exhibits attached thereto).

“Disqualified Capital Stock” means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event (other than a Change of Control), is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the sole option of the holder (except upon a Change of Control) thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Person organized under the laws of the United States or any state thereof or the District of Columbia.

“Effective Date” means the Effective Date of the Plan of Reorganization.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear system.

“Event of Default” means the occurrence of any of the events described in Section 6.01 hereof after giving effect to any applicable grace periods or notice requirements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Fertitta Family Entity” means any trust or entity one hundred percent (100%) owned and controlled by or established for the sole benefit of, or the estate of, any of Frank J. Fertitta III or Lorenzo J. Fertitta or their spouses or lineal descendants (including, without limitation, adopted children and their lineal descendants).

“Fertitta Holder” means (a) Frank J. Fertitta III or Lorenzo J. Fertitta or any of their spouses or lineal descendants (including, without limitation, adopted children and their lineal descendants) or (b) a Fertitta Family Entity.

“FF&E Financing” means Indebtedness, the proceeds of which will be used to finance the acquisition or lease by the Company or its Restricted Subsidiaries of furniture, fixtures or equipment (“FF&E”) used in the operation of their respective businesses.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of this Indenture shall utilize GAAP as in effect as of the Issue Date.

“Gaming Authority” means any applicable governmental, regulatory or administrative state or local agency, authority, board, bureau, commission, department or instrumentality of any nature whatsoever involved in the supervision or regulation of casinos, gaming and gaming activities, including, without limitation, in the State of Nevada, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any of their respective successors or replacements.

“Gaming Laws” means all Laws pursuant to which a Gaming Authority possesses licensing, permit or regulatory authority over casinos, gaming and gaming activities conducted within its jurisdiction, or the ownership of an entity engaged therein.

“Global Note” means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depository Trust Company or any other designated depositary, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2), 2.06(d)(3) or 2.06(f) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor or any Restricted Subsidiary.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, all Gaming Authorities.

“Guarantee” means a guarantee by a Guarantor of the Obligations of the Company arising under or in connection with the Notes.

“Guarantor” means each Material Restricted Subsidiary of the Company in existence on the Issue Date, any future Material Restricted Subsidiary of the Company and any future Subsidiary that is a guarantor under the Bank Credit Agreement, in each case which has guaranteed the obligations of the Company arising under or in connection with the Notes as required by this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“GVR” means Station GVR Acquisition, LLC, a Nevada limited liability company.

“GVR Cost Allocation Agreement” means that certain Cost Allocation Agreement, dated June 16, 2011, among the Company, GVR Holdco 1 LLC, and the Subsidiaries of GVR Holdco 1 LLC party thereto from time to time.

“GVR Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, as amended by the First Amendment to Management Agreement, dated as of November 8, 201, between the Station GVR Acquisition, LLC and FE GVR Management LLC.

“GVR Option” means the option of the Greenspun Entities (as defined in the Settlement Agreement referred to below) to purchase direct or indirect Equity Interests in Station GVR Acquisition, LLC, as set forth in the Settlement Agreement dated as of May 25, 2010, among Fertitta Gaming LLC, and G.C. Gaming, LLC, GCR Gaming, LLC and G.C. Aliante, LLC.

“GVR Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of June 16, 2011, between the Company and GVR Holdco 2 LLC.

“GVR Transition Services Agreement” means that certain Transition Services Agreement, dated as of June 16, 2011 among the Company, GVR and FE GVR Entertainment LLC.

“Hedging Obligations” means all obligations of the Obligors or any Domestic Restricted Subsidiary that is not an Obligor arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

“Holdco” means Station Holdco LLC, a Delaware limited liability company.

“Holder” means a Person in whose name a Note is registered on the books of the Registrar.

“Holding Company” means each of Holdco, Voteco, and each other Person that owns a direct or indirect interest in any such Holding Company.

“Holding Company Tax Distribution Agreement” means that certain Tax Distribution Agreement, dated as of June 16, 2011, between the Company and Holdco.

 “Incur” means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means with respect to any Person, without duplication, whether contingent or otherwise,

(1)           any obligations for money borrowed,

(2)           any obligation evidenced by bonds, debentures, notes, or other similar instruments,

(3)           Letter of Credit Obligations and obligations in respect of other similar instruments,

(4)           any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations,

(5)           the maximum fixed redemption or repurchase price of Disqualified Capital Stock,

(6)           Indebtedness of other Persons of the types described in clauses (1) through (5) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets,

(7)           Indebtedness of other Persons of the types described in clauses (1) through (5) above, guaranteed by such Person or any of its Restricted Subsidiaries, and

(8)           the net obligations of such Person under Hedging Obligations and Interest Swap Obligations,

provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date.

Notwithstanding the foregoing, “Indebtedness” shall not be construed to include trade payables, deferred payments in respect of services by employees, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of the issuing Person. Unless otherwise specified in this Indenture, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  “Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means the initial purchasers party to the Registration Rights Agreement.

“Initial Noteholders” means “ means Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Funding Inc.

 “Initial Notes” means the first $625,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

 “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

“Investment” by any Person means, without duplication, any direct or indirect:

(1)           loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise, other than a Permitted Lien under clause (15) of the definition of Permitted Liens);

(2)           purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation,

amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); and

(3)           guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for any assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and

(4)           all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment.  The term “Investments” shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms.  The amount of any non-cash Investment shall be the fair market value of such Investment, as determined in good faith by management of the Company or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $20 million, in which case the fair market value shall be determined in good faith by the Board of such Person as of the time such Investment is made or such other time as specified in this Indenture.  Unless otherwise required by this Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, writedowns or write-offs subsequent to the date such Investment is made with respect to such Investment.

“IP Holdco” means NP IP Holdings LLC, a Nevada limited liability company.

“IP Holdco to Propco License Agreement” means that certain IP Holdco to Propco License Agreement, dated as of June 16, 2011, among the Company and IP Holdco.

“IP Holdco Transition Date” means the date on which IP Holdco shall become a wholly owned Subsidiary of the Company pursuant to, and in accordance with the terms of, the Amended and Restated Operating Agreement of IP Holdco.

“Issue Date” means January 3, 2012.

“Landco” means CV PropCo, LLC, a Nevada limited liability company.

“Landco Cost Allocation Agreement” means that certain Cost Allocation Agreement, dated as of June 16, 2011, among the Company, Landco Holdings and the Subsidiaries of Landco Holdings party thereto from time to time.

“Landco Holdings” means NP Landco Holdco, LLC, a Nevada limited liability company.

“Landco Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, between the Company and FE Landco Management LLC.

“Landco Support Agreement” means that certain Limited Support Agreement and Recourse Guaranty, dated as of June 16, 2011, executed by the Company.

“Landco Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of June 16, 2011, among the Company, Landco Holdings, Landco and NP Tropicana LLC.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law (including, without limitation, any Gaming Law).

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Credit Obligations” means Obligations of an Obligor arising under or in connection with letters of credit.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Agreements” means the Propco Management Agreement, the Opco Management Agreement, the Landco Management Agreement, the GVR Management Agreement and the Aliante Management Agreement and the Manager Allocation Agreement , each as the same may be amended, modified or replaced from time so long as such amendment, modification or replacement is not more disadvantageous to the Company or any of its Restricted Subsidiaries in any material respect than the agreement in place at the time of such amendment, modification or replacement.

“Manager Allocation Agreement” means that certain Manager Allocation Agreement, dated as of June 16, 2011, among the Company, Fertitta Entertainment LLC and the Subsidiaries of Fertitta Entertainment LLC party thereto.

“Material Restricted Subsidiary” means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

“Material Subsidiary” means any Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia, other than a Non-Material Subsidiary.

“Moody’s” means Moody’s Investors Services, Inc., and any successor to its rating agency business.

“Native American Subsidiary” means each Subsidiary of the Company which is hereafter designated as such from time to time by written notice to the Trustee; provided that no such Subsidiary shall be so designated (a) unless at all times such Subsidiary is engaging exclusively in the business of managing, constructing, developing, servicing, and otherwise supporting gaming, lodging and other related businesses under the auspices of a Native American tribe, band or other forms of government and (b) unless at all times it does not own any interest in any principal property of the Company or any Equity Interests in any Person that is not itself a Native American Subsidiary.

“Net Cash Proceeds” means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of:

(1)           reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions),

(2)           taxes, or tax distributions, paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements,

(3)           repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and

(4)           appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by any applicable Obligor including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

“New Property” means, with respect to any period, any new hotel and/or casino and related amenities (as opposed to any expansion to existing properties) opened for business to the public by the Company or its Restricted Subsidiaries during such period.

“New Property EBITDA” means, with respect to any New Property for any period, the amount for such period of Consolidated EBITDA of such New Property (determined as if references to the Company and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to the Person that owns such New Property and its applicable Subsidiaries), all as determined on a consolidated basis for such New Property; provided that, for any period, if the New Property was not opened on the first day of such period, then the New Property EBITDA for such period shall be equal to (i) the actual Consolidated EBITDA for such New Property during such period as determined above, divided by (ii) the number of days during such period from and after the opening of such New Property, times (iii) the total number of days in such period.

“Non-Competition Agreement” means that certain Non-Competition Agreement, dated as of June 16, 2011, among the Company, Fertitta Entertainment LLC, FI Station Investor LLC, FE Propco Management LLC, FE Opco Management LLC, FE GVR Management LLC, Frank J. Fertitta, III, Lorenzo J. Fertitta, German American Capital Corporation and JPMorgan Chase Bank, N.A.

“Non-Material Subsidiaries” means all Restricted Subsidiaries designated by the Company to the Trustee as Non-Material Subsidiaries; provided, that (i) no such Restricted Subsidiary may have assets (attributable to the Company’s and its Restricted Subsidiaries’ equity interest in such entity) having a fair market value in excess of $5 million and (ii) all such Restricted Subsidiaries may not in the aggregate at any time have assets (attributable to the Company’s and its Restricted Subsidiaries’ equity interest in such entity) constituting more than 2.0% of the Company’s Consolidated Net Tangible Assets based on the Company’s most recent internal financial statements.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

“Obligor” means the Company or any Guarantor, and any successor obligor upon the Notes and the Guarantees, respectively.

“Officer” means, (i) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person and (ii) with respect to any other Person, the individuals selected by the Board or corresponding governing or managing body of such Person to perform functions similar to those of the officers listed in clause (i).

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Old Opco” means Station Casinos, Inc., a Nevada corporation.

“Opco” means NP Opco LLC, a Nevada limited liability company.

“Opco Cost Allocation Agreement” means that certain Cost Allocation Agreement, dated as of June 16, 2011, among the Company, Opco Holdings and the Subsidiaries of Opco Holdings party thereto from time to time.

“Opco Holdings” means NP Opco Holdings LLC, a Nevada limited liability company.

“Opco Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, between the Company and FE Opco Management LLC.

“Opco Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of June 16, 2011, between the Company and Opco.

“Opco Transition Services Agreement” means that certain Transition Services Agreement, dated as of June 16, 2011, among the Company, Opco, FE Opco Management LLC and Fertitta Entertainment LLC.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee that meets the requirements of Sections 13.04 and 13.05 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning given to it in Section 2.03 hereof.

“Permitted Holder” means the Fertitta Holder and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Fertitta Holder, collectively, has beneficial ownership of at least 49.9% of the Voting Stock of the Company or any of its direct or indirect parent companies.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means, without duplication, each of the following:

(1)           Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

(2)           Investments by the Company or a Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially all of its assets to, an Obligor or a Restricted Subsidiary;

(3)           Investments existing on the Issue Date;

(4)           accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary on ordinary business terms;

(5)           Investments arising from transactions by the Company or a Restricted Subsidiary with trade creditors, contract parties, lessees or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors, contract parties, lessees or customers or otherwise in settlement of a claim);

(6)           Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(7)           Investments consisting of advances to (or guarantees of third party loans to) officers, directors and employees of the Company or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Company or a Restricted Subsidiary permitted by this Indenture and analogous ordinary business purposes, not to exceed $1.5 million;

(8)           Hedging Obligations and Interest Swap Obligations otherwise in compliance with this Indenture;

(9)           any guarantee of Indebtedness permitted by Section 4.09 hereof;

(10)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(11) Investments consisting of payments by the Company or Restricted Subsidiary to an Unrestricted Subsidiary to reimburse such Unrestricted Subsidiary for excess payments made pursuant to the Management Agreements, the Subsidiary Tax Sharing Agreement, the Opco Cost Allocation Agreement, the GVR Cost Allocation Agreement, the Landco Cost Allocation Agreement,

(12) Investments the payment of which consists of Equity Interests of the Company or any direct or indirect parent of the Company (exclusive of Disqualified Capital Stock) or proceeds from the sale of such Equity Interests; provided that such Equity Interests will not increase the amount available for Investments under clause (3) of the second paragraph under Section 4.07;

(13)  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding (after giving effect to any such Investments that are returned to the Company or any Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (13) in such Person), not to exceed $50 million; provided that, at the time of such Investment, the Company is in compliance with the Bank Credit Agreement as in effect on the Issue Date;

(14) the purchase or buyout of the GVR Option for aggregate consideration not to exceed $5.0 million;

(15) advances of payroll payments to employees of the Company and the Restricted Subsidiaries in the ordinary course of business;

(16) Investments of a Restricted Subsidiary acquired after the Issue Date or of a Person merged into the Company or merged or consolidated with a Restricted Subsidiary in accordance with Article V after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(17) Investments consisting of payments by the Company or Restricted Subsidiary to an Unrestricted Subsidiary pursuant to any Related Party Agreements.

“Permitted Liens” means:

(1)           Liens in favor of the Company or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

(2)           Liens on property of a Person existing at the time such Person is acquired and becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition, merger or consolidation and do not extend to any assets other than those of the acquired Person or the Person merged into or consolidated with the Company or such Restricted Subsidiary, as applicable;

(3)           Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

(4)           Liens Incurred to secure Indebtedness (and customary obligations related thereto) permitted by clause (6) of Section 4.09(b), attaching to or encumbering only the subject assets and directly related property such as proceeds (including insurance proceeds) and products thereof and accessions, replacements and substitutions thereof;

(5)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including Liens securing letters of credit issued in the ordinary course of business consistent with industry practice in connection therewith;

(6)           Liens created by “notice” or “precautionary” filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Company or any Restricted Subsidiary;

(7)           Liens to secure Indebtedness (and customary obligations related thereto) permitted by clause (3) of the definition of Permitted Indebtedness;

(8)           Liens existing on the Issue Date (other than Liens described in clause (7) above);

(9)           Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10)         Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any applicable Gaming Laws; provided that this clause (10) shall apply only so long as such Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (10) shall be of no further effect;

(11)         Liens on securities constituting “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of the Company under the Notes as a “purpose credit” and (ii) the Investment by any Obligor in such margin stock is permitted by this Indenture;

(12)         Liens securing Permitted Refinancing Indebtedness (and customary obligations related thereto); provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness (and customary obligations related thereto), unless the Incurrence of such Liens is otherwise permitted under this Indenture;

(13)         Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under clause (5) of Section 6.01;

(14)         statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations that are not yet delinquent, are bonded or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that adequate reserves shall have been established therefor in accordance with GAAP;

(15)         easements, rights-of-way, zoning restrictions, reservations, covenants, encroachments and other similar charges or encumbrances in respect of real property which do not, individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

(16)         any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred hereunder;

(17)         Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers’ acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment, or storage of such inventory or equipment;

(18)         Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof;

(19)         Liens of a collection bank under Section 4-210 of the Uniform Commercial Code on items in the course of collection and normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions;

(20)         Liens in favor of the Trustee arising under this Indenture;

(21)         Liens securing Interest Swap Obligations or Hedging Obligations that are permitted under this Indenture;

(22)         pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary;

(23)         deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money and Capitalized Leases), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(24)         leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (x) interfere in any material respect with the business of the Company or any Restricted Subsidiary or (y) secure any Indebtedness;

(25)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(27)         Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to the covenant described under Section 4.07 and to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer or otherwise dispose of any property in a transaction permitted under Section 4.10;

(28)         any interest or title of a lessor under leases entered into by the Company or any of the Restricted Subsidiaries (in their capacities as lessee) in the ordinary course of business;

(29)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(30)         Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(31)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(32)         Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(33)         Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(34)         Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(35)  Liens securing customary cash management obligations not otherwise prohibited by this Indenture;

(36)  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $10 million at any one time outstanding;

(37) Liens with respect to obligations that do not exceed $100 million so long as such Liens are incurred at a time that the Company’s Consolidated Leverage Ratio is less than 6.5 to 1.0 on a pro forma basis after giving effect to such obligations thereto.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clause (1), (2), (3), (5), (6), (13) or (16) of the definition of “Permitted Indebtedness” or Indebtedness Incurred under the Consolidated Leverage Ratio test in Section 4.09(a) (any such Indebtedness, “Existing Indebtedness”); provided that:

(1)           the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount and accrued interest of such Existing Indebtedness (plus the amount of prepayment penalties, fees, premiums and expenses incurred or paid in connection with the refinancing of such Indebtedness), except to the extent that the Incurrence of such excess is otherwise permitted by this Indenture;

(2)           such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness;

(3)           if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; and

(4)           such Permitted Refinancing Indebtedness shall be Indebtedness solely of an Obligor or a Restricted Subsidiary obligated under such Existing Indebtedness, unless otherwise permitted by this Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Plan of Reorganization” means the joint plan of reorganization in the form attached as Exhibit A to the Disclosure Statement.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Productive Assets” means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale or on any other Determination Date and any Related Business.

“Project” means any new facility developed or being developed by the Company or one of its Restricted Subsidiaries and any expansion, renovation or refurbishment of a facility owned by the Company or one of its Restricted Subsidiaries which expansion, renovation or refurbishment is reasonably expected to cost $40 million or more.

“Propco Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, among the Company and FE Propco Management LLC.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Registrar” has the meaning given to it in Section 2.03 hereof.

“Registration Rights Agreement” means the registration rights agreement among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Business” means the gaming (including pari-mutuel betting) business and/or any and all businesses that in the good faith judgment of the Company are reasonably related to, necessary for, in support or anticipation of ancillary or complementary to or in preparation for (or required by a Gaming Authority to be developed, constructed, improved or acquired in connection with the licensing approval of such Casino or Casinos), the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

“Related Party Agreements” means the Non-Competition Agreement, the Holding Company Tax Distribution Agreement, the Opco Tax Sharing Agreement, the Landco Tax Sharing Agreement, the GVR Tax Sharing Agreement, the Opco Cost Allocation Agreement, the Landco Cost Allocation Agreement, the GVR Cost Allocation Agreement, the Opco Transition Services Agreement, the GVR Transition Services Agreement, the Aliante Transition Services Agreement, the Landco Support Agreement, the Aliante Letter Agreement and the IP Holdco to Propco License Agreement, each as the same may be amended, modified or replaced from time so long as such amendment, modification or replacement is not more disadvantageous to the Company or any of its Restricted Subsidiaries in any material respect than the agreement in place at the time of such amendment, modification or replacement.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  If no referent Person is specified, “Restricted Subsidiary” means a Restricted Subsidiary of the Company.

“Restructuring Transactions” means each of the transactions specified in Article V.B of the Plan of Reorganization.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the the Registration Rights Agreement.

“Significant Subsidiary” means any Obligor, other than the Company, that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” with respect to any Person, means:

(1)           any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and

(2)           any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

If no referent Person is specified, “Subsidiary” means a subsidiary of the Company.

“Subsidiary Tax Sharing Agreement” means each of (i) the Opco Tax Sharing Agreement, (ii) the Landco Tax Sharing Agreement, (iii) the GVR Tax Sharing Agreement and (iv) each other tax sharing agreement between the Company and an Unrestricted Subsidiary entered into after the Closing Date in substantially the same form as the foregoing agreements.

“Support Agreement” means (a) the guaranty by the Company or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by any Affiliate or Subsidiary of the Company (including a Native American Subsidiary) or of any gaming facility owned by others which is to be managed exclusively by any such Affiliate or Subsidiary and/or (b) the agreement by the Company or a Restricted Subsidiary to advance funds, property or services to or on behalf of an Affiliate or Subsidiary (including a Native American Subsidiary) in order to maintain the financial condition or level of any balance sheet item of such Subsidiary or Affiliate (including “keep well” or “make well” agreements) in connection with the development, construction and operations of a new gaming facility by such Subsidiary or Affiliate (or of any gaming facility owned by others which is to be managed exclusively by such Subsidiary or Affiliate); provided that such guaranty or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Governmental Authority.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Costs” means all legal fees and expenses, advisory fees, accounting fees and out of pocket expenses incurred by the Company, Station Casinos, Inc. or their Subsidiaries in connection with the Plan of Reorganization and the Restructuring Transactions, in an aggregate amount not to exceed $5 million.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means, with respect to the Company, (i)  Landco Holdings and each Subsidiary thereof, (ii) Opco Holdings and each Subsidiary thereof, (iii) GVR Holdco 1 and each Subsidiary thereof, (iv) prior to the IP Holdco Transition Date, IP Holdco and (v) any Subsidiary listed on Schedule 1.01C to the Bank Credit Agreement, and, with respect to any Person:

(1)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of such Person in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)           the Company certifies to the Trustee that such designation complies with Section 4.07; and

(2)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.07, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of the Company, shall be deemed to be an Investment.  Such designation will be permitted only if such Investment would be permitted at such time under Section 4.07.

No Unrestricted Subsidiary may create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender (or the Unrestricted Subsidiary) has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, except, with respect to Landco, the Landco Support Agreement.

The Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)           immediately after giving effect to such designation, the Company’s Consolidated Coverage Ratio would not be less than 2.00:1.00; and

(2)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.  Any such designation by the Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voteco” means Station Voteco LLC, a Delaware limited liability company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the Company’s calculations of the number of years obtained by dividing:

(1)           the then outstanding aggregate principal amount of such Indebtedness into,

(2)           the total of the products obtained by multiplying:

(A)          the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(B)           the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.02                                Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Payment Date”	4.10
“Net Proceeds Offer Trigger Date”	4.10
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Payment Restriction”	4.08
“Permitted Indebtedness”	4.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03                                Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions;

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)           references to any contract, instrument or agreement shall be deemed to include any amendments, modifications or supplements thereto or restatements thereof not prohibited hereby, through the date of reference thereto.

ARTICLE 2

THE NOTES

Section 2.01                                Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02                                Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount that may be validly issued under this Indenture, including any Additional Notes.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                                Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian to hold the Global Notes on behalf of the DTC.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06                                Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(1)           All Global Notes will be exchanged by the Company for Definitive Notes if:

(A)          the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(B)           the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; and

(2)           a Person holding a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note if there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a written request from such Person to issue a Definitive Note;

provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (y) the expiration of the Restricted Period and (z) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.  Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act or by the provisions of this Indenture.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged (and given at a time when the Definitive Notes are issuable under Section 2.01(a) hereof); and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes or in accordance with DTC’s Applicable procedures.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation at a time when the Definitive Notes are issuable under Section 2.01(a) hereof:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if Definitive Notes are then issuable under Section 2.01(a) hereof and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, in each case at a time when Definitive Notes are issuable under Section 2.01(a) hereof, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and, in the case of clause (C) above, the Regulation S Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)           one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)           Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.  (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) UNDER ANY CIRCUMSTANCES EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Gaming Law Legend.  Each Global Note and Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER IMPOSED BY APPLICABLE GAMING LAWS AND SECTION 4.20 OF THE INDENTURE (WHICH IS SUMMARIZED ON THIS CERTIFICATE).”

(4)           Original Issue Discount Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

“THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“OID”).  THE ISSUE DATE OF THE NOTE IS         .  FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID AND THE YIELD TO MATURITY, PLEASE CONTACT THE ISSUER AT THE FOLLOWING ADDRESS:  :  STATION CASINOS LLC, 1505 SOUTH PAVILION CENTER DRIVE, LAS VEGAS, NEVADA 89135, ATTENTION: GENERAL COUNSEL.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)           The Registrar will not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Company will be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered on the books of the Registrar as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j)                                     Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, or other applicable laws; provided that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether on its face it conforms to the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms.  Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Company’s or the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note (including Trustee’s fees and expenses).

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor (other than the Initial Noteholders and their respective Affiliates (excluding the Company or any of its Affiliates)), will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate, upon receipt of an Authentication Order, definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act and the policies of the Trustee) in its customary manner.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes, (plus interest on the defaulted interest to the extent lawful), in any lawful manner.  The Company will pay the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed (or in the case of Notes held in book entry form, by electronic transmission) to each affected Holder a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.13                                CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders;

provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01                                Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)                                  the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                  the redemption date;

(3)                                  the principal amount of Notes to be redeemed;

(4)                                  the redemption price; and

(5)                                  the applicable CUSIP numbers.

Section 3.02                                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased pursuant to this Indenture (except as provided in Section 4.20) at any time, the Trustee will select the Notes to be redeemed or purchased among the Holders as follows:

(1)                                  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2)                                  if the Notes are not so listed, by lot on a pro rata basis (in the case of a partial redemption) or in accordance with the procedures of DTC.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  No Notes of a principal amount of $2,000 or less may be redeemed in part and portions of Notes selected will be in whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                Notice of Redemption.

Subject to the provisions of Section 3.09 hereof and except for a redemption effected pursuant to Section 4.20 or otherwise required pursuant to applicable Gaming Laws or by Gaming Authorities, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (of in the case of Notes held in book entry form, by electronic transmission), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes (including the CUSIP numbers) to be redeemed and will state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(4)                                  the name and address of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                  that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, and duration fees on  Notes called for redemption, ceases to accrue on and after the redemption date, subject to the satisfaction of any condition to such redemption;

(7)                                  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any conditions to such redemption.  A notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

Section 3.05                                Deposit of Redemption or Purchase Price.

On or before 10:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the principal of and accrued and unpaid interest, duration fees, and Additional Interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, duration fees, and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                                Optional Redemption.

(a)                                  Except as set forth under Section 3.08, the Company does not have the option to redeem the Notes prior to December 31, 2012.  Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption price of par plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date.

(b)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Restrictions on the transfer of the Capital Stock of the Company’s Subsidiaries licensed in certain jurisdictions, and agreements not to encumber such Capital Stock, in each case, in respect of the Notes, are not effective without the prior approval of the applicable Gaming Authorities.  No Subsidiary shall be subject to such restrictions until the earlier of such time as (1) approval of such restrictions with respect to such Subsidiary is received from the applicable Gaming Authorities or (2) a registered public offering of the Notes is made pursuant to a prior approval of the applicable Gaming Authorities.  All required approvals have been obtained as of the Issue Date with respect to the Company’s existing Subsidiaries.

By accepting a Note, each Holder or beneficial owner of a Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where the Company and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities, and that the Notes held by such Holder or owner will be subject to redemption pursuant to Section 4.20 hereof or as otherwise required pursuant to applicable Gaming Laws or by Gaming Authorities.

Section 3.08                                Mandatory Redemption.

Except as described under Sections 4.10 and 4.15 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                                Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence a Net Proceeds Offer, it will follow the procedures specified below.

The Net Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  The Net Proceeds Offer Payment Date shall be no later than five Business Days after the termination of the Offer Period.  On the Net Proceeds Offer Payment Date, the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Net Proceeds Offer Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, duration fees, and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

Upon the commencement of a Net Proceeds Offer, the Company will send, by first class mail (or in the case of Notes held in book entry form, by electronic transmission), a notice to each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer.  The notice, which will govern the terms of the Net Proceeds Offer, will state:

(1)                                  that the Net Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Net Proceeds Offer will remain open;

(2)                                  the amount of the Excess Proceeds in the Net Proceeds Offer, the purchase price and the Net Proceeds Offer Payment Date;

(3)                                  that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer will cease to accrue interest and Additional Interest, if any, after the Net Proceeds Purchase Date;

(5)                                  that Holders electing to have a Note purchased pursuant to an Net Proceeds Offer may elect to have Notes purchased in the minimum amount equal to $2,000 and integral multiples of $1,000 in excess thereof;

(6)                                  that Holders electing to have Notes purchased pursuant to any Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Net Proceeds Purchase Date;

(7)                                  that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                  that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Excess Proceeds in the Net Proceeds Offer, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9)                                  that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

On or before the Net Proceeds Offer Payment Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount (less any pro rata portion thereof attributable to other pari passu Indebtedness) of Notes or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount attributable to the Notes has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder on or before 10:00 a.m. New York City time an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Offer Payment Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01                                Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, and duration fees on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Additional Interest, if any, and duration fees will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                                Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be sent.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or sent to the office of the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency required under Section 2.03 hereof.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03                                Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes with a copy to the Trustee:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing or filings by the Company with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm, and

(2)                                  all current reports that would be required to be filed by the Company with the SEC on Form 8-K if the Company were required to file such reports,

in each case within 30 days of the time periods such filings would be due as specified in the SEC’s rules and regulations; provided that such delivery requirement shall be deemed to have been satisfied if the Company files such information with the SEC via EDGAR or any successor thereto.  The Trustee shall have no obligation whatsoever to determine whether or not such information has been posted on EDGAR.

In addition, the Company will file such information with the SEC to the extent the SEC is accepting such filings.  The Company has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders and to the prospective investors, upon their reasonable request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.  The Company may deliver the consolidated reports or financial information of the Company to comply with the foregoing requirements.

If any Subsidiary of the Company is an Unrestricted Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04                                Compliance Certificate.

(a)                                  The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning April 30, 2012, an Officers’ Certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)                                 Except with respect to a default in payment of principal of, premium, if any, and interest, Additional Interest, if any, and duration fees on the Notes as described in Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in this Article 4 and the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless such Trustee receives written notification or obtains actual knowledge in writing.

Section 4.05                                Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Restricted Payments.

(a)                                  Neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(i)                           declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary) in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Company’s or such Restricted Subsidiary’s Equity Interests in their capacity as such,

(ii)                        purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) Equity Interests of the Company or any Restricted Subsidiary or of any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary),

(iii)                     make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except (i) a payment of principal, interest or other amounts required to be paid at Stated Maturity or (ii) a payment made to the Company or any Restricted Subsidiary, or

(iv)                    make any Investment (other than Permitted Investments)

(each of the foregoing prohibited actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a “Restricted Payment”).  Notwithstanding the foregoing, the Company or any Restricted Subsidiary may make any Restricted Investment so long as, at the time of such proposed Restricted Investment or immediately after giving effect thereto,

(1)                                  no Default or Event of Default has occurred and is continuing or would result therefrom,

(2)                                  the Company’s Consolidated Leverage Ratio would be less than 6.5 to 1.0, and

(3)                                  the aggregate amount of Restricted Investments (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in the good faith reasonable judgment of the Company) do not exceed or would not exceed the sum, without duplication, of:

(A)                              50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning with the fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Investment for which internal financial statements are available ending not more than 135 days prior to the Determination Date,  plus

(B)                                100% of the fair market value of the aggregate net proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced by the conversion or exchange of debt securities or Disqualified Capital Stock into or for Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to the Issue Date and on or prior to the date of the making of such Restricted Investment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business, plus

(C)                                100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Investment upon the exercise of options or warrants  to purchase Qualified Capital Stock of the Company, plus

(D)                               to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents, or otherwise liquidated or repaid for value, or any dividends, distributions, interest payments, principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted

Investment, the fair market value (as determined in good faith by the Board) of proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital, in each such case valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the Issue Date is terminated or cancelled, the excess, if any, of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Investments under this Section 4.07(a), over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, provided that  such proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business of the Capital Stock of a Person engaged in a Related Business, plus

(E)                                 to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date the Issue Date, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the Issue Date, the amount of the Company and its Restricted Subsidiaries’ Restricted Investment therein as determined under this Section 4.07, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Issue Date;

(b)                                 Notwithstanding the foregoing, the provisions set forth in Section 4.07(a) will not prohibit the following Restricted Payments:

(1)                                  the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration for purposes of this clause (1);

(2)                                  the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (a) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business;

(3)                                  the payment, redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate in right of payment to the Notes or the Guarantees (a) solely in exchange for (i) shares of Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness, or (b) through the application of the net proceeds of a sale (other than to an Obligor) within 45 days of such sale of (i) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness or (c) within one year of the scheduled final maturity thereof; provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business;

(4)                                  payments pursuant to the Management Agreements;

(5)                                  other Restricted Payments not to exceed $10 million in the aggregate made on or after the Issue Date; provided no Default or Event of Default then exists or would result therefrom;

(6)                                  repurchases not to exceed $1 million in the aggregate made on or after the Issue Date by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees, officers, consultants or directors of the Company or any of its respective Subsidiaries upon death, disability or termination of employment, relationship or directorship of such employees, officers, consultants or directors;

(7)                                  loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary in an amount not to exceed $1 million in the aggregate outstanding at any one time;

(8)                                  the payment or distribution of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

(a)                                 to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary), or

(b)                                to the extent required by applicable law.

provided, that except in the case of clause (b), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (b), such distributions are made pro rata in accordance with the respective Equity Interests contemporaneously with the distributions paid to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

(9)                                  the payment of any dividend or distributions by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(10)                            the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options, or upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(11)                            the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Consolidated Leverage Ratio test described in Section 4.09(a);

(12)                            that portion of Restricted Investments the payment for which consists exclusively of the Company’s Qualified Capital Stock or proceeds from the substantially concurrent sale of the Company’s Qualified Capital Stock; provided that the amount of any such payment shall be excluded from clause (3) of the preceding paragraph

(13)                            the declaration and payment of dividends by the Company to, or the making of loans to, its direct Holding Companies in amounts not to exceed $2.5 million during any fiscal year required for the Company’s direct or indirect Holding Companies to pay (the “Corporate Expense Payments”);

(A)                              franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B)                                customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries (and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such expenses to the extent attributable to the ownership or operation of such Unrestricted Subsidiaries);

(C)                                general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, plus any amount of indemnification claims made by any director or officer of any direct or indirect parent company of the Company; and

(D)                               reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(14)                            so long as the Company or any Restricted Subsidiary is taxed as a partnership or disregarded entity for U.S. federal, state and local tax purposes, payments pursuant to the Holding Company Tax Distribution Agreement (the “Company Tax Payments”); and

(15)                            so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the Notes or any Guarantee with any Excess Net Proceeds as provided in Section 4.10 and Section 4.15  hereof; provided that all Notes tendered by holders thereof in connection with a Change of Control Offer or Net Proceeds Offer have been repurchased , redeemed or acquired for value.

(c)                                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses (3)(a)(ii), (3)(b)(ii), (4), (6), (7), (8), (9), (10), (11), (12), (13), (14) or (15) of Section 4.07(b) shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation.

For purposes of this Section 4.07, it is understood that the Company may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements.  For avoidance of doubt, any Restricted Payment that complied with the conditions of this Section 4.07, made in reliance on such calculation by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this Section 4.07, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

Section 4.08                                          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock,

(2)                                  make loans or advances to or pay any Indebtedness or other obligations owed to the Company or to any other Restricted Subsidiary, or

(3)                                  transfer any of its property or assets to the Company or to any Restricted Subsidiary (each such encumbrance or restriction in clause (1), (2) or (3), a “Payment Restriction”).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)                                  applicable law or required by any Gaming Authority;

(b)                                 this Indenture, the Notes and the Guarantees and other Indebtedness of the Company or any Restricted Subsidiary ranking pari passu with the Notes; provided that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture;

(c)                                  customary non-assignment provisions of  any contract, license or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;

(d)                                 any instrument governing Acquired Debt Incurred in connection with an acquisition by the Company or any Restricted Subsidiary in accordance with this Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased;

(e)                                  any restriction or encumbrance contained in contracts for the sale of Equity Interests of any Subsidiary or assets of the Company or any Restricted Subsidiary to be consummated in accordance with this Indenture solely in respect of Equity Interests (or assets of such Restricted Subsidiary) or assets to be sold pursuant to such contract;

(f)                                    any restrictions of the nature described in clause (3) above with respect to the transfer of assets secured by a Lien that is permitted by this Indenture to be Incurred;

(g)                                 any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the Holders of the Notes in any material respect in the good faith judgment of the Company than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced;

(h)                                 agreements governing Indebtedness of the Company or its Restricted Subsidiaries existing on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture, taken as a whole;

(i)                                     any restriction imposed by Indebtedness incurred under the Credit Facilities; provided that such restriction or requirement is no more restrictive taken as a whole than that imposed by the Bank Credit Agreement as of the Issue Date;

(j)                                     provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale-leaseback agreements and other similar agreements not prohibited by this Indenture;

(k)                                  any restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(l)                                     any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition; or

(m)                               agreements in existence with respect to a Restricted Subsidiary at the time it is so designated, so long as such agreements are not entered into in anticipation or contemplation of such designation.

Section 4.09                                                                                                                              Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                  The Company will not, directly or indirectly:

(1)                                  Incur any Indebtedness or issue any Disqualified Capital Stock, or

(2)                                  cause or permit any of its Restricted Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness; provided, however, that the Company may issue Disqualified Capital Stock and may Incur Indebtedness (including, without limitation, Acquired Debt), and any Guarantor may issue preferred stock or Incur Indebtedness (including, without limitation, Acquired Debt), if immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Company’s Consolidated Leverage Ratio would be less than 6.5 to 1.0.

(b)                                 This Section 4.09 will not prohibit the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1)                                  Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness under the Bank Credit Agreement) as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

(2)                                  Indebtedness Incurred by the Company under the Initial Notes and by the Guarantors under the Guarantees and any notes (and guarantees thereof) issued in exchange for the Initial Notes pursuant to the registration rights agreement;

(3)                                  Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed $1,075 million, to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by the Company or a Restricted Subsidiary to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 hereof;

(4)                                  Indebtedness of a Restricted Subsidiary to the Company or any Guarantor, or of the Company to any Guarantor, for so long as such Indebtedness is held by an Obligor; provided that  if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Permitted Lien), such acquisition or holding shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

(5)                                  Permitted Refinancing Indebtedness;

(6)                                  FF&E Financing and other Indebtedness Incurred by the Company or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Company’s or such Subsidiary’s business, as applicable, and, in any such case, Incurred prior to or within 270 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed $25 million in aggregate principal amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (6)) for all of the Company and its Restricted Subsidiaries;

(7)                                  Hedging Obligations and Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder or against exchange rate risk or commodity pricing risk;

(8)                                  Indebtedness of the Company or any Restricted Subsidiary arising in respect of performance bonds, completion guarantees and similar arrangements (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in the business of the Company and its Restricted Subsidiaries or the development, improvement or enhancement of the operations of the Company and its Restricted Subsidiaries;

(9)                                  Indebtedness of the Company or any Restricted Subsidiary arising in respect of letters of credit, bankers’ acceptances, worker’s compensation claims, payment obligations in connection with self-insurance or similar obligations, surety bonds and appeal bonds (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person’s industry;

(10)                            the guarantee by a Guarantor of Indebtedness of the Company or of any other Guarantor, or the guarantee by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, provided such Indebtedness was outstanding on the Issue Date or was, at the time it was incurred, permitted to be incurred by the Company or such Guarantor or Restricted Subsidiary under this Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee may only be incurred by a Guarantor and shall be subordinated to or pari passu with, as applicable, the Notes to the same extent as the Indebtedness guaranteed;

(11)                            the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b)                                any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (11);

(12)                            Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary otherwise permitted by this Indenture;

(13)                            the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock;

(14)                            Indebtedness of the Company under the Landco Support Agreement, as in effect on the date hereof, or any guarantee of any refinancing of the Indebtedness subject to such support obligations;

(15)                            guarantees incurred in the ordinary course of business supporting obligations of suppliers, lessees and vendors;

(16)                            Indebtedness in an aggregate principal amount outstanding under this clause (16) as of any date of Incurrence, including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (16), not to exceed $50 million; and

(17)                            Indebtedness representing deferred compensation to employees of the Company and the Restricted Subsidiaries incurred in the ordinary course of business;

(18)                            Indebtedness consisting of promissory notes issued by the Company to current or former officers, directors, managers and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdco or the Company permitted by clause (6) of Section 4.07(b); provided that (i) such Indebtedness shall be subordinated in right of payment to the Notes on terms (it being understood that, subject to the dollar limitation described below, such subordination provisions shall permit the payment of interest and principal in cash if no Event of Default has occurred) and (ii) the aggregate amount of all cash payments (whether principal or interest) made by the Company in respect of such notes since the Effective Date, when combined with the aggregate amount of Restricted Payments made pursuant to clause (6) of Section 4.07(b) since the Effective Date, shall not exceed $1,000,000;

(19)                            Indebtedness consisting of obligations of the Company or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any Investment expressly permitted under Section 4.07; and

(20)                            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

For purposes of this definition, it is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any incurrence of Permitted Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

Notwithstanding any other provision of this Section 4.09, a guarantee of Indebtedness of the Company or of Indebtedness of a Restricted Subsidiary will not constitute a separate incurrence, or amount outstanding, of Indebtedness so long as the Indebtedness so guaranteed was incurred in accordance with the terms of this Indenture.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (20) of such definition or is entitled to be Incurred pursuant to Section 4.09(b) hereof, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to Section 4.09(b) hereof.  The Company may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories of Permitted Indebtedness and/or in part as Indebtedness entitled to be Incurred pursuant to Section 4.09(b) hereof.

Accrual of interest or dividends, the accretion of principal amount or dividends, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or the payment of dividends on any Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock or preferred stock for purposes of this covenant.  Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant.  A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 4.10                                Asset Sales.

Neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(1)                                  consummate an Asset Sale unless such entity receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or of which other disposition is  made (as determined in good faith by the Board of such entity), and

(2)                                  consummate or enter into a binding obligation to consummate an Asset Sale unless at least 75% of the consideration received by such entity from such Asset Sale will be cash or Cash Equivalents.  For purposes of this provision, each of the following shall be deemed to be cash:

(A)                              any liabilities as shown on such entity’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, and (iii) liabilities or Indebtedness to Affiliates of the Company) that are assumed by the transferee of any such assets, and

(B)                                to the extent of the cash received, any notes or other obligations or securities received by such Obligor from such transferee that are converted by such entity into cash within 180 days of receipt.

Notwithstanding the foregoing, the Company or a Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

(1)  such entity receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such entity), and

(2)  the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such entity in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above

Upon the consummation of an Asset Sale, the Company or the affected Restricted Subsidiary will be required to apply an amount equal to all Net Cash Proceeds (excluding amounts received and considered as “cash” pursuant to clause (2)(A) of the first paragraph of this Section 4.10) that are received from such Asset Sale within 360 days of the receipt thereof either:

(1)                                  to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by this Indenture,

(2)                                  to repay Indebtedness under the Bank Credit Agreement (or other Indebtedness of the Company or such Restricted Subsidiary, as applicable, secured by a Lien), and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings, effect a permanent reduction in the availability or commitment under such facility, and/or

(3)                                  a combination of prepayment and reinvestment as permitted by the foregoing clauses (1) and (2).

provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Cash Proceeds within 180 days following such contractual commitment in accordance with the foregoing clauses (1), (2) or (3), and such Net Cash Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Cash Proceeds as set forth in this paragraph shall be considered satisfied.

Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

Any Net Cash Proceeds from an Asset Sale that are not applied pursuant to the preceding paragraph shall constitute “Excess Net Proceeds.”  No later than 20 business days following the date on which the aggregate amount of Excess Net Proceeds exceeds $50 million (the “Net Proceeds Trigger Date”), the Company shall make an offer to purchase (the “Net Proceeds Offer”), on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis, an aggregate principal amount equal to the Excess Net Proceeds of (a) Notes, at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest thereon on the Net Proceeds Offer Payment Date, and (b) other Indebtedness Incurred by the Company which is pari passu with the Notes, in each case to the extent required by the terms thereof.  If at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Restricted Subsidiary in connection with such Asset Sale (other than non-cash consideration deemed to be cash as provided in clause (2)(b) above) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes or other pari passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Excess Net Proceeds, the Company or such Restricted Subsidiary may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of this Indenture). Upon completion of a Net Proceeds Offer, the Excess Net Proceeds relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any non-cash proceeds received in connection with an Asset Sale) that are distributed to or received by the Company or a Restricted Subsidiary will be required to be applied by the Company or the Restricted Subsidiary in accordance with the provisions of this covenant.

Notwithstanding the foregoing, (x) the sale of all or substantially all of the assets of any entity designated as an Unrestricted Subsidiary on the Issue Date shall constitute an Asset Sale by the Company, whose Net Cash Proceeds shall be distributed to the Company and applied as set forth in this covenant and (y) 75% of the aggregate amount of distributions received by the Company and its Restricted Subsidiaries from joint ventures and Unrestricted Subsidiaries (other than Subsidiary Tax Sharing Payment and payments and payments pursuant to the Opco Cost Allocation Agreement, the GVR Cost Allocation Agreement and the Landco Cost Allocation Agreement) shall be deemed an Asset Sale by the Company and applied as set forth in this covenant.  For the avoidance of doubt, the application of clause (x) or clause (y) in the immediately preceding sentence shall not apply to the extent such distributions have been used to mandatorily repay loans under the Bank Credit Agreement in accordance with the terms thereto.

The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes and, to the extent that the provisions of any such laws or rules conflict with the provisions of this covenant, the Company’s compliance with such laws and rules shall not in and of itself cause a breach of the Company’s obligations under Section 3.09 or this Section 4.10.

Section 4.11                                Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)                                  with respect to any Affiliate Transaction involving aggregate consideration in excess of $2 million, such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arm’s-length basis from a Person that is not such an Affiliate;

(2)                                  with respect to any Affiliate Transaction involving aggregate consideration of $20 million or more to the Company or such Restricted Subsidiary, a majority of the disinterested members of the Board of the Company (and of any other affected Restricted Subsidiary, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have approved such Affiliate Transaction, as evidenced by a resolution of its Board; and

(3)                                  with respect to any Affiliate Transaction involving value of $50 million or more to the Company or such Restricted Subsidiary, the Board of the Company or such Restricted Subsidiary shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, valuation, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to the Company or such Restricted Subsidiary from a financial point of view.

The foregoing restrictions will not apply to:

(1)                                  reasonable fees, compensation and benefit arrangements (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or its Subsidiaries as determined in good faith by the Board or senior management;

(2)                                  any transaction solely between or among the Company and any of its Restricted Subsidiaries or between two or more Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, this Indenture;

(3)                                  any Restricted Payment permitted by Section 4.07 hereof or any Permitted Investment;

(4)                                  sales of Equity Interests (other than Disqualified Capital Stock) to any of the Company’s Affiliates;

(5)                                  the pledge of the Equity Interests of Unrestricted Subsidiaries or joint ventures to support the Indebtedness thereof;

(6)                                  any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one or more of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of the Company or its Restricted Subsidiaries, on the other hand;

(7)                                  payments of fees and expenses related to the Restructuring Transactions;

(8)                                  payments and transactions contemplated by the Management Agreements, intellectual property licenses executed in connection therewith and payment of fees and expenses owing thereunder

(9)                                  payments and transactions contemplated by the Related Party Agreements; and

(10)                            transactions pursuant to agreements existing on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Company or any of our Restricted Subsidiaries in any material respect than the respective agreement existing on the Issue Date.

Section 4.12                                Liens.

No Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless:

(1)                                  in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guarantees, the Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien, as long as such Indebtedness is secured by such Lien; and

(2)                                  in all other cases, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligations secured by such Lien for so long as such obligations are secured by such Lien.

Section 4.13                                Lines of Business.

The Obligors will not engage in any lines of business other than the Core Businesses and any Related Business.

Section 4.14                                Legal Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                  its legal existence, and subject to Section 4.10 hereof, the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)                                  the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15                                Offer to Repurchase Upon Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof; provided that no Note of a principal amount of $2,000 or less shall be repurchased in part) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon, and duration fees and Additional Interest, if any, to the date of repurchase.  Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.  The Change of Control Offer may be made up to 60 days prior to the occurrence of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.  The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable Holders to tender their Notes. To the extent that the provisions of any such laws or rules conflict with the provisions of this Section 4.15, the Company’s compliance with such laws and rules shall not in and of itself cause a breach of the Company’s obligations under this Section 4.15.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                  on or prior to 10:00 a.m. New York City time, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate upon receipt of an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

(c)                                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.16                                [Reserved].

Section 4.17                                Additional Subsidiary Guarantees.

The Company shall cause (i) any Material Restricted Subsidiary that is not a Guarantor and (ii) any Subsidiary that is not a Guarantor that becomes a guarantor under the Bank Credit Agreement after the Issue Date, to:

(1)                                  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

(2)                                  deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 4.18                                Designation of Restricted and Unrestricted Subsidiaries.

(a)                                  The Board of the Company may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default.  For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07(a) to the extent that such deemed Restricted Payments would not be excluded from such calculation under Section 4.07(b).  All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in the good faith reasonable judgment of the Company).

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b)                                 Any such designation by the Board of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07.  If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such time (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09, the Company shall be in default of such Section).  The Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)                                  such Indebtedness is permitted under Section 4.09, and, if applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and

(2)                                  no Default or Event of Default would be in existence following such designation.

Section 4.19                                No Layering

The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be.

Section 4.20                                Mandatory Disposition Pursuant to Gaming Laws

If a record or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the owner shall apply for a finding of suitability within 30 days after the request of such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a holder or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem such owner’s Notes at the lesser of (x) the principal amount thereof or (y) the price at which the Notes were acquired by such owner, together with, in either case, accrued interest to the date of the finding of unsuitability by such Gaming Authority, or (z) such other amount required by such Gaming Authority.

ARTICLE 5

SUCCESSORS

Section 5.01                                Merger, Consolidation, or Sale of Assets.

The Company may not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person unless:

(1)                                  either

(A)                              in the case of a consolidation or merger, the Company, or any successor thereto, is the surviving or continuing corporation, or

(B)                                the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Company and its Subsidiaries, taken as a whole  (the “Successor”), (i) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, Additional Interest, if any, and duration fees on all of the Notes and the performance of every covenant of the Notes and this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2)                                  the Company’s or the Successor’s, if any, on the date of such transaction after giving pro forma effect thereto and any related transactions as if the same had occurred at the beginning of the applicable four-quarter period, Consolidated Coverage Ratio would not be less than 2.00:1.00; and

(3)                                  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing.

Notwithstanding clause (2) or (3) above:

(A)                              any Guarantor may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company or to another Guarantor; and

(B)                                the Company or any Subsidiary may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of the Company or such Subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02                                Successor Person Substituted.

Upon any consolidation or merger or any transfer of all or substantially all the assets of the Company and its Subsidiaries in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                  default for 30 days in the payment when due of interest (including any Additional Interest and duration fees) on the Notes or the Guarantees;

(2)                                  default in payment of the principal of or premium, if any, on the Notes or the Guarantees when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3)                                  failure by any Obligor to comply with any of its other agreements in this Indenture, the Notes or the Guarantees for 60 days after written notice to the Company by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class with a copy to the Trustee;

(4)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(A)                              is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(B)                                results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 business days of receipt by the Company or any Restricted Subsidiary of the Company of such notice), and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

(5)                                  failure by the Company or any Restricted Subsidiary of the Company to pay final judgments aggregating in excess of $50 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6)                                  the Company or any of its Significant Subsidiaries:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors, and

(7)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any of its Significant Subsidiaries;

(B)                                appoints a custodian of the Company or any of its Significant Subsidiaries; or

(C)                                orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                                Acceleration.

If an Event of Default (other than an Event of Default with respect to clauses (6) and (7) of Section 6.01 hereof with respect to the Company or any of its Significant Subsidiaries), occurs and is continuing, then and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest, Additional Interest, if any, duration fees and premium, if any, on all the Notes and Guarantees then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the Event of Default and that it is a “notice of acceleration” and upon delivery of such notice the principal amount, together with any accrued and unpaid interest, if any, Additional Interest, if any, duration fees and premium, if any, on all Notes and Guarantees then outstanding will become immediately due and payable.  Upon the occurrence of specified Events of Default specified in clause (6) or (7) of Section 6.01 hereof with respect to the Company or any of its Significant Subsidiaries, the principal amount, together with any accrued and unpaid interest, Additional Interest, if any, duration fees and premium, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person.  Holders of the Notes may not enforce this Indenture, the Notes or the Guarantees except as provided in this Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee shall be under no obligation to exercise any of the rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, or Additional Interest, if any, or duration fees) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes or the Guarantees.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, Additional Interest, if any, duration fees and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest, on the Notes or the Guarantees (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted solely from such acceleration).  Upon any waiver granted or deemed granted in accordance with the terms hereof, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                                Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)                                  such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)                                  Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                  during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                                Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, Additional Interest, if any, duration fees and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, Additional Interest, if any, duration fees and accrued and unpaid interest on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other Obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall, pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due to it hereunder, including under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Additional Interest, if any, duration fees, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, Additional Interest, if any, duration fees and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12                                Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Indenture are intended to be subject to all applicable laws, including applicable Gaming Laws, and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE 7

TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 The Trustee shall reasonably cooperate with any Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming and shall produce any document or information in the possession of the Trustee relating to the Company or the Notes as any of them may reasonably request at the expense of the Company.

Section 7.02                                Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate and Opinion of Counsel.  The Trustee

may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, prudently believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                  The Trustee shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, clearing agency, common depository, Euroclear or Clearstream (provided that, in the case of any such Person appointed by the Trustee, such Person was appointed with due care) or for the acts or omissions of the Company or any Guarantor.

(l)                                     Nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or (absent manifest error) verify any report, certificate or information received from the Company.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee obtained actual knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium, Additional Interest, if any, duration fees or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                                Reports by Trustee to Holders of the Notes.

(a)                                  Within 60 days after each April 15 beginning with the April 15, 2012 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07                                Compensation and Indemnity.

(a)                                  The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, claims, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be determined to have been caused by its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will, upon request of the Trustee, defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation and removal of the Trustee.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10 hereof;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.10                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees will terminate (other than certain Obligations that by their terms survive such termination) and will be released upon payment in full of all the Notes issued under this Indenture.  The Company may at any time after December 30, 2012, at the option of its Board evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) and cured all then existing Events of Default with respect to the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                  the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)                                  this Section 8.02.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02, notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18 and 4.19 hereof and clauses (2) and (3) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, and duration fees on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                  in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                              the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(B)                                since the Issue Date, there has been a change in the applicable federal income tax law,

(C)                                in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit);

(5)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)                                  the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)                                  the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                                Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, Additional Interest, if any, duration fees and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                Repayment to Company.

Subject to any applicable abandonment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, Additional Interest, if any, duration fees, or interest on any Note and remaining unclaimed for two years after such principal, premium, Additional Interest, if any, duration fees or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07                                Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, Additional Interest, if any, or duration fees or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Obligors and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees without the consent of any Holder of Notes:

(1)                                  to cure any ambiguity, defect or inconsistency;

(2)                                  to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

(3)                                  to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 11 hereof;

(4)                                  to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder;

(5)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                  to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities;

(7)                                  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(8)                                  to allow any Guarantor to execute a supplemental indenture and/or a Notation of Guaranty with respect to the Notes; or

(9)                                  provide for the acceptance or appointment of a successor Trustee.

Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof and the defined terms used therein) and the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by any Obligor with any provision of this Indenture or the Notes or the Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2)                                  reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption price of the Notes,

(3)                                  reduce the rate of or change the time for payment of interest on any Note,

(4)                                  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(5)                                  make any Note payable in money other than that stated in the Notes,

(6)                                  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest, on the Notes,

(7)                                  waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described in Sections 3.09, 4.10 and 4.15 hereof),

(8)                                  contractually subordinate the Notes or the Guarantees to any other Indebtedness,

(9)                                  make any change in the foregoing amendment and waiver provisions.

Section 9.03                                Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04                                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date upon which the requisite consents for the applicable amendment, supplement or waiver have been obtained.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the

Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company and Guarantors, enforceable against them in accordance with its terms.

ARTICLE 10

[RESERVED]

ARTICLE 11

NOTE GUARANTIES

Section 11.01                          Guaranty.

(a)                                  Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                  the principal of, premium and interest and Additional Interest, if any, and duration fees on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guaranty.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guaranty.

Section 11.02                          Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guaranty of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guaranty.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance.

Section 11.03                          Execution and Delivery of Guaranty.

To evidence its Guaranty set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Guaranty substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guaranty set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

If an Officer whose signature is on this Indenture or on the Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Guaranty is endorsed, the Guaranty will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

Section 11.04                          Merger, Consolidation or Sale of Assets of Guarantors.

No Guarantor may, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person (other than the Company or another Guarantor) unless:

(1)                                  either

(a)                                 in the case of a consolidation or merger, the Guarantor, or any successor thereto, is the surviving or continuing corporation, or

(b)                                the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee, on a senior unsecured basis, on the terms set forth in this Indenture; and

(2)                                  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing.

This Section does not apply to transactions subject to Section 11.06(a) hereof.

Section 11.05                          Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in Section 11.04 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.  When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to this Article 11, the applicable predecessor shall be released from the obligations so assumed.

Section 11.06                          Releases.

(a)                                  In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including by way of liquidation permitted hereunder) of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guaranty; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to acknowledge evidence the release of any Guarantor from its obligations under its Guaranty.

(b)                                 Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Guaranty.

(c)                                  Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Guaranty.

Any Guarantor not released from its obligations under its Guaranty as provided in this Section 11.06 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, and duration fees on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01                          Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes) as to all Notes issued hereunder, when:

(1)                                  either:

(a)                                 all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust), have been delivered to the Trustee for cancellation; or

(b)                                all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise, or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and duration fees and accrued interest to the date of maturity or redemption;

(2)                                  the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3)                                  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all the Company’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                          Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, duration fees and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium or Additional Interest, if any, duration fees or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02                          Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

STATION CASINOS LLC
1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Facsimile No.:  702-367-9675
Attention:  General Counsel

If to the Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION
707 Wilshire Blvd.
Los Angeles, CA 90017
Facsimile No.: (213) 614-3355

Attention: Station Casinos, Inc. Administrator

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if mailed; when receipt acknowledged, if transmitted by facsimile; and when receipt acknowledged, if sent by overnight air courier guaranteeing next day delivery.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that: (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized Officer of the Company.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee at the same time.

Section 13.03                          Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, except the initial authentication and delivery of the Notes on the Issue Date, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.  Such counsel may rely on representations, warranties and certificates of other Persons as to matters of fact, and may qualify the Opinion of Counsel with customary assumptions and exceptions.

Section 13.05                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07                          No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of the Company or any Guarantor (or of any stockholder of the Company), in such capacity, will have any liability for any obligations of any Obligor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 13.08                          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09                          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                          Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06 hereof.

Section 13.11                          Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12                          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.15                          Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide the Trustee with such information as it may request in order to satisfy the requirements of the USA Patriot Act.

(Signatures on following page)

STATION CASINOS LLC

By:
Name:
Title:

NP BOULDER LLC
NP PALACE LLC
NP RED ROCK LLC
NP SUNSET LLC
NP DEVELOPMENT LLC
NP LOSEE ELKHORN HOLDINGS LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

EXHIBIT A

[Face of Note]

CUSIP No. 144A: [ ]/REG S: [ ]
ISIN No. 144A: [ ] /REG S: [ ]

Senior Notes due 2018

No.	$

STATION CASINOS LLC promises to pay to                   or registered assigns, the principal sum of                                              DOLLARS on June 18, 2018.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:                                          , 20

STATION CASINOS LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

Dated:

[Back of Note]

Senior Notes due 2018

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

THE NOTES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER IMPOSED BY APPLICABLE GAMING LAWS AND SECTION 4.20 OF THE INDENTURE (WHICH IS SUMMARIZED ON THIS CERTIFICATE).

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Station Casinos LLC, a Nevada limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 3.65% per annum from January 3, 2012 until June 16, 2012.   The interest rate will increase to 3.66% on June 16, 2012, to 3.67% on June 16, 2013, to 4.87% on June 16, 2014, to 7.22% on June 16, 2016 and to 9.54% on June 16, 2017.  In addition, the Company shall pay a duration fee equal to 1.00% of the then aggregate outstanding amount (if any) of the Notes on June 17, 2016 and June 19, 2017.  The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2012.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, duration fees, and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)           METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest), duration fees, and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, duration fees, and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest, duration fees, and Additional Interest, if any,  may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, duration fees, and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Company issued the Notes under an Indenture dated as of January 3, 2012 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)           Except as set forth under paragraph 7, or as set forth in clause (c) below, the Company does not have the option to redeem the Notes prior to December 31, 2012.  Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption price of par plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date.

(b)           Restrictions on the transfer of the Capital Stock of the Company’s Subsidiaries licensed in certain jurisdictions, and agreements not to encumber such Capital Stock, in each case, in respect of the Notes, are not effective without the prior approval of the applicable Gaming Authorities.  No Subsidiary shall be subject to such restrictions until the earlier of such time as (1) approval of such restrictions with respect to such Subsidiary is received from the applicable Gaming Authorities or (2) a registered public offering of the Notes is made pursuant to a prior approval of the applicable Gaming Authorities.  All required approvals have been obtained as of the Issue Date with respect to the Company’s existing Subsidiaries.

(c)          By accepting a Note, each Holder or beneficial owner of a Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where the Company and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities and that the Notes held by such Holder or owner will be subject to redemption pursuant to Section 4.20 hereof or as otherwise required pursuant to applicable Gaming Laws or by Gaming Authorities.

(6)           MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REPURCHASE AT THE OPTION OF HOLDER.

(a)           Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof; provided that no Note of a principal amount of $2,000 or less shall be redeemed in part) of such Holder’s Notes pursuant to the offer described in Section 4.15 of the Indenture (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon to the date of repurchase, subject to the rights of holders of Notes on the relevant record dates occurring prior to such repurchase date to receive interest on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice.

(b)           Upon the consummation of an Asset Sale, the Company or the affected Restricted Subsidiary will be required to apply an amount equal to all Net Cash Proceeds (excluding amounts received and considered as “cash” pursuant to clauses (2)(A) of the first paragraph of Section 4.10 of the Indenture) that are received from such Asset Sale within 360 days of the receipt thereof either (1) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by the Indenture, or (2) to repay Indebtedness under the Bank Credit Agreement (or other Indebtedness of the Company or such Restricted Subsidiary, as applicable, secured by a Lien, and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings, effect a permanent reduction in the availability or commitment under such facility, and/or (3) a combination of prepayment and reinvestment as permitted by the foregoing.

Any Net Cash Proceeds from an Asset Sale that are not applied pursuant to the preceding paragraph shall constitute “Excess Net Proceeds.”   No later than 20 business days following the date on which the aggregate amount of Excess Net Proceeds exceeds $50 million (the “Net Proceeds Trigger Date”), the Company shall make an offer to purchase (the “Net Proceeds Offer”), on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis, an aggregate principal amount equal to the Excess Net Proceeds of (a) Notes, at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest thereon and Additional Interest, if any, on the Net Proceeds Offer Payment Date, and (b) other Indebtedness Incurred by the Company which is pari passu with the Notes, in each case to the extent required by the terms thereof.   If at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Restricted Subsidiary in connection with such Asset Sale (other than non-cash consideration deemed to be cash as provided in clause (2)(B) of Section 4.10 of the Indenture) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes or other pari passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Excess Net Proceeds, the Company or such Restricted Subsidiary may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Excess Net Proceeds relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash

Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any non-cash proceeds received in connection with an Asset Sale) that are distributed to or received by the Company or a Restricted Subsidiary will be required to be applied by the Company or the Restricted Subsidiary in accordance with the provisions of this covenant.

Notwithstanding the foregoing, (x) the sale of all or substantially all of the assets of any entity designated as an Unrestricted Subsidiary on the Issue Date shall constitute an Asset Sale by the Company, whose Net Cash Proceeds shall be distributed to the Company and applied as set forth in this covenant and (y) 75% of the aggregate amount of distributions received by the Company and its Restricted Subsidiaries from joint ventures and Unrestricted Subsidiaries (other than Subsidiary Tax Sharing Payment and payments and payments pursuant to the Opco Cost Allocation Agreement, the GVR Cost

Allocation Agreement and the Landco Cost Allocation Agreement) shall be deemed an Asset Sale by the Company and applied as set forth in this covenant.  For the avoidance of doubt, the application of clause (x) or clause (y) in the immediately preceding sentence shall not apply to the extent such distributions have been used to mandatorily repay loans under the Bank Credit Agreement in accordance with the terms thereto.

(8)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  A notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Guarantees in case of a merger,  consolidation or disposition of all or substantially all assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with the requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities, to conform the Indenture or the Notes to the “Description of Notes” section relating to the issuance of the Notes issued on the Issue Date, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of January 3, 2012, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Notation of Guaranty with respect to the Notes, or to provide for the acceptance or appointment of a successor Trustee.

(12)         DEFAULTS AND REMEDIES.  Events of Default include: (i) default for 30 days in the payment when due of interest (including any Additional Interest and duration fees) on the Notes or the Guarantees; (ii) default in payment of the principal of or premium, if any, on the Notes or the Guarantees when due and payable, at maturity, upon acceleration, redemption or otherwise, (iii) failure by any Obligor to comply with any of its other agreements in the Indenture, the Notes or the Guarantees for 60 days after written notice to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default is caused by a failure to pay principal on such Indebtedness at the stated final maturity thereof prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 business days of receipt by the Company or such Restricted Subsidiary of such notice) and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days after such judgment or judgments become final and non-appealable; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest, duration fees, and Additional Interest, if any, and premium, if any, on all the Notes and Guarantees to be due and payable immediately; provided that if the Holders of at least 25% in aggregate principal amount of the then outstanding Notes declare such acceleration, they shall provide a copy of the acceleration notice to the Trustee.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee shall be under no obligation to exercise any of the rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any, or duration fees,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on or Additional Interest, if any, or duration fees or the principal of, the Notes.

(13)         TRUSTEE DEALINGS WITH THE COMPANY AND RESTRICTED SUBSIDIARIES.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company and any Restricted Subsidiary or their Affiliates, and may otherwise deal with the Company and any Restricted Subsidiary or their Affiliates, as if it were not the Trustee.

(14)         NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of the Company or any of the Guarantors (or of any stockholder of the Company), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Initial Noteholders and Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, respectively.

(18)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Station Casinos LLC
1505 South Pavilion Center Drive
Las Vegas, Nevada  89135
Attention: General Counsel

ASSIGNMENT FORM

Station Casinos LLC Senior Notes due 2018

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc.  sec.  or tax I.D.  no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:(3)

(3)                                  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

Station Casinos LLC Senior Notes due 2018

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.10                                                                                     ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

Date:	$

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:(4)

(4)                                  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(5)

(5)                                  This schedule should be included only if the Note is issued in global form.

A-1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

A-1

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Wells Fargo Bank, National Association
608 2nd Avenue South
Minneapolis, MN 55402

Attention: DAPS Reorg

Re: Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of January 3, 2012 (the “Indenture”), among Station Casinos LLC, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                         in such Note[s] or interests (the “Transfer”), to                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.             ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.             ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.             ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐                                     a beneficial interest in the:

 (i)                                     ☐                                    144A Global Note (CUSIP                             ), or

 (ii)                                ☐                                    Regulation S Global Note (CUSIP                             ), or

(b)                                 ☐                                     a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐                                     a beneficial interest in the:

 (i)                                     ☐                                    144A Global Note (CUSIP                             ), or

 (ii)                                ☐                                    Regulation S Global Note (CUSIP                             ), or

 (iii)                             ☐                                    Unrestricted Global Note (CUSIP                             ), or

(b)                                 ☐                                     a Restricted Definitive Note.

(c)                                  ☐                                     an Unrestricted Definitive Note.

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Wells Fargo Bank, National Association
608 2nd Avenue South
Minneapolis, MN 55402

Attention: DAPS Reorg

Re:  Senior Notes due 2018

(CUSIP      )

Reference is hereby made to the Indenture, dated as of January 3, 2012 (the “Indenture”), among Station Casinos LLC, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                  in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐  Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF NOTATION OF GUARANTY]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 3, 2012 (the “Indenture”) among Station Casinos LLC (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guaranty and the Indenture are expressly set forth in Article 11 of the Indenture (which is hereby incorporated by reference) and reference is hereby made to the Indenture for the precise terms of the Guaranty. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

D-1

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                    , 20[  ], among                      (the “Guarantying Subsidiary”), a subsidiary of Station Casinos LLC (or its permitted successor), a Nevada limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 3, 2012 providing for the issuance of Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantying Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTY.  The Guarantying Subsidiary hereby agrees to provide, and does hereby provide, an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof (which is hereby incorporated by reference).

4.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of the Guarantying Subsidiary (or of any stockholder of the Company), as such, shall have any liability for any obligations of the Company or any Guarantying Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW

TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20
[GUARANTYING SUBSIDIARY]

By:
Name:
Title:

STATION CASINOS LLC

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: